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                                                                     EXHIBIT 3.1

                                    FORM OF

                                   RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NRT INCORPORATED

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                Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

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          NRT Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

          FIRST: The name of the Corporation is NRT Incorporated. The name under which the Corporation was originally incorporated was NRT Incorporated and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 11, 1997.

          SECOND: This Restated Certificate of Incorporation was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

          THIRD: This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as heretofore amended.

          FOURTH: Each share of Common Stock outstanding immediately prior to the time that this Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time") shall be
subdivided on the basis of [      ] shares for each outstanding share and,
accordingly, each share of Common Stock, par value $0.01 per share, outstanding immediately prior to the Effective Time shall, without further action by the Corporation or any stockholder, immediately following the Effective Time become
and be deemed to represent [      ] shares of Common Stock, par value $0.01 per
share.

          FIFTH: The text of the Restated Certificate of Incorporation is amended and restated in its entirety as follows:
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              ARTICLE I:  The name of the Corporation is NRT Incorporated (here
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inafter, the "Corporation").

              ARTICLE II:  The address of the registered office of the
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Corporation in the State of Delaware is 1209 Orange Street, in the City of
Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

              ARTICLE III:  The purpose of the Corporation is to engage in any
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lawful act or activity for which a corporation may be organized under the
General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

              ARTICLE IV:  (a)  The total number of shares of stock which the
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Corporation shall have authority to issue is [        ] shares of Common Stock,
each having a par value of $0.01, and [       ] shares of Preferred Stock, each
having a par value of $0.01.

             (b) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, with out limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

             ARTICLE V:  (a)  The business and affairs of the Corporation shall
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be managed by or under the direction of the Board of Directors.

             (b) The number of directors of the Corporation shall be no fewer than three, nor more than fifteen, with the specific number of directors as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

             (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of

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the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1999 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (d) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors caused by death, resignation, retirement, disqualification or removal or any other cause (including an increase in the number of directors) may be filled by resolution adopted by a majority of the Board of Directors then in office whether or not such majority constitutes less than quorum, or by a sole remaining director.
Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

          (e) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

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          ARTICLE VI:  In addition to the powers and authority hereinbefore or
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by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the
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stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation except as otherwise provided therein.

          ARTICLE VII:  No director shall be personally liable to the
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Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this
Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          ARTICLE VIII:  Meetings of stockholders may be held within or
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without the State of Delaware, as the By-Laws may provide.  The books of the
Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

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          ARTICLE IX:  Any action required or permitted to be taken by the
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stock holders of the Corporation may be effected only upon the vote of the stockholders at an annual or special meeting of stockholders of the Corporation, duly noticed and called in accordance with the By-Laws of the Corporation and may not be taken by a written consent of stockholders in lieu of a meeting.

          ARTICLE X:   In furtherance and not in limitation of the powers
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conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the directors then in office shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

          ARTICLE XI:  The Corporation reserves the right to amend, alter,
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change or repeal any provision contained in this Restated Certificate of
Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote required by law), the affirmative vote of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles V, VI, VII, VIII, IX, or X of this Restated Certificate of Incorporation or this Article XI.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this ___ day of __________, 1998.


                              NRT INCORPORATED


                              By:
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                                 Name:
                                 Title:

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